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                                                                   EXHIBIT 10.31


                          EVEREN CAPITAL CORPORATION
                         1996 NON-EMPLOYEE DIRECTORS'
                     VOLUNTARY DEFERRED COMPENSATION PLAN


1.   PURPOSE OF PLAN.

     The purpose of the EVEREN Capital Corporation 1996 Non-Employee Directors' Voluntary Deferred Compensation Plan is to provide non-employee directors of EVEREN Capital Corporation with an opportunity to elect to defer all or a portion of the cash portion of their annual retainer and/or meeting fee arrangements. The deferral will be for a period as elected by the non-employee director and is for the purpose of providing non-employee directors with an additional opportunity for tax and financial planning.

2.   DEFINITIONS.

     As used in this document:

     "Plan" Means the EVEREN Capital Corporation 1996 Non-Employee Directors' Voluntary Deferred Compensation Plan as described herein as the same may hereafter be amended from time to time.

     "Committee"                     Means the administrative committee
                                     appointed by the Board of Directors,
                                     comprised of one or more employee
                                     directors, to administer the Plan.

     "EVEREN" Means EVEREN Capital Corporation, a Delaware corporation, and its corporate successors.

     "Participant"                   Means any non-employee director of EVEREN
                                     certified by the Committee as eligible for participation under the Plan for any year during which the Plan remains in effect.

     "Cash Compensation"             Means the cash portion of the non-employee
                                     directors' annual retainer and/or meeting fee compensation paid during a calendar year.

     "Disability"                    Means a consecutive twelve month period
                                     during which a Participant is unable to
                                     perform the material duties of his/her
                                     directorship due to illness or injury, as
                                     determined by the Committee, and he/she is
                                     under the regular care of a physician.
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3.   ELIGIBLE PARTICIPANTS.

     All persons who are elected or appointed to EVEREN's Board of Directors at or after the 1996 Annual Meeting of Stockholders, and who are not officers or employees of EVEREN or any of its subsidiaries or affiliates, are eligible to participate in the Plan; provided, such persons are certified as Participants in the Plan by the Committee.

4.   ADMINISTRATION.

     In its sole and absolute discretion, the Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or desirable for the proper administration of the Plan and to make such determinations and interpretations and to take such actions in connection with the Plan as it deems necessary or desirable.

5.   DEFERRED COMPENSATION AND DEFERRAL ELECTIONS.

          a. Commencing on the date this plan is adopted, and continuing through the date on which a Participant's directorship terminates for any reason, the Participant and EVEREN agree that the Participant shall be entitled to elect to defer into a deferred compensation account maintained on the books of EVEREN solely for accounting purposes a percentage of his/her Cash Compensation earned as a non-employee director of EVEREN (the "Deferred Amount").

          b. Subject to Section 6 (a), a Participant may at any time prior to the first day of any calendar year file an appropriate election form with EVEREN directing that the payment of all or any portion of Cash Compensation for that calendar year be deferred until a later year (as specified in the Participant's election form) or until termination of directorship, or death or disability.

          c. Participants who are first elected or appointed after the beginning of the calendar year may file an appropriate election with EVEREN no later than 60 days of the effective date of their initial directorship with EVEREN; provided, however, that any Cash Compensation earned or accrued prior to the date of filing such election shall not be eligible for deferral.

          d. Any election filed by a Participant with the Committee directing deferral of Cash Compensation as set forth above shall be irrevocable with respect to all Cash Compensation to be paid in the calendar year to which the election relates.

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          e. The maximum amount of compensation that may be deferred under this
Plan in any particular year is one hundred percent (100%) of the total Cash Compensation to be earned as a non-employee director of EVEREN for that year.

          f. For 1996, each Participant shall be entitled to elect to defer a portion of the Participant's Cash Compensation in such partial calendar year. To be effective for 1996, the Participant's election must be made no later than 60 days following the Plan's adoption date. For 1996, the election to defer a Participant's Cash Compensation shall be applied to any Cash Compensation which the Participant may be eligible to receive following the Plan's adoption date; provided, however, that any Cash Compensation earned or accrued prior to the date of filing such election shall not be eligible for deferral.

          g. The Participant's initial election to defer Cash Compensation shall continue in effect for subsequent years, pursuant to the terms of the election of deferral, unless and until the Participant files with EVEREN a notice of discontinuance or a subsequent election of deferral specifying a different amount of deferral. Each election of deferral filed subsequent to the initial election of deferral shall similarly continue in effect for subsequent years until the Participant files a notice of discontinuance or new election of deferral. Any new election of deferral, to be effective, must be filed prior to the beginning of the calendar year for which deferral is elected. Similarly, a notice of discontinuance shall be effective only if filed prior to the beginning of a calendar year for which the discontinuance is effective. Such filing of the notice of discontinuance or election of deferral, whichever applies, shall apply only to the Participant's Cash Compensation attributable to services performed after the date of such notice or election.

6.   DEFERRAL PERIOD.

          a. Subject to the distribution provisions described in Section 8 and 9 below, all Cash Compensation deferred under the Plan must be deferred for a period of at least four (4) years from the end of the calendar year for which the deferral was effective.

7.   ACCRUAL OF INTEREST.

          There shall be credited to the bookkeeping account of each Participant as of the last day of each calendar year an amount of interest based on EVEREN Clearing Corp.'s broker call rate in effect at the time interest is credited. Interest will be credited on the balance as of the first day of each calendar year plus amounts credited to such Participant during that year. Interest will compound annually.

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8.   DISTRIBUTION.

          Pursuant to the written election of the Participant as filed with the Committee, the Committee shall instruct EVEREN to pay the Deferred Amount, and all accrued interest thereon, to the person entitled thereto in accordance with one of the following methods:

          a. In a lump sum, OR

          b. In quarterly or annual installments to be paid in one or more years (not in excess of four years), if so specified in the election filed by the Participant.

Notwithstanding anything else in this Plan to the contrary, unless a Participant has specifically directed that Cash Compensation be deferred until a particular date or event, all Deferred Amounts and accrued interest thereon shall be payable in full to the Participant in a lump sum at the later of (a) four years from the end of the calendar year for which the deferral was effective or (b) upon termination of his/her directorship with EVEREN for any reason at any time.

In the event the Participant suffers a financial hardship, as the Committee defines in its sole discretion, EVEREN may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of the Participant as a hardship benefit any portion of the deferred compensation bookkeeping account attributable to the Participant's initial Deferred Amount, without consideration of any interest credited to the bookkeeping account.

9.   DEATH OF PARTICIPANT.

          Each Participant may file with the Committee a written designation of one or more beneficiaries and also a written designation of one or more contingent beneficiaries to whom there shall be paid the balance of voluntary deferred compensation held for the benefit of the Participant in the event of such Participant's death. The written designation of beneficiaries may be changed by the Participant from time to time, and any such change shall supersede and revoke any and all prior beneficiary designations made by the Participant. The amounts thus to be paid to such beneficiaries shall, upon decision by the Committee, be paid (i) in accordance with the Participant's election to receive such distribution; (ii) by immediate distribution to the beneficiaries of all of such voluntary deferred compensation, together with all interest accrued thereon; or (iii) by installment payments, starting immediately, over a period of years determined by the Committee. In the event no beneficiary is designated by a Participant, that portion of such Participant's voluntary deferred compensation in the Plan to which he/she may be entitled shall be paid in accordance with one of

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the methods specified in this Section 9, as determined by the Committee, to such
Participant's estate.

ANY BENEFICIARY DESIGNATION UNDER THE PLAN MAY BE AFFECTED BY THE LAWS OF VARIOUS STATES. PARTICIPANTS ARE ADVISED TO CONSULT WITH THEIR LEGAL ADVISOR REGARDING THE POTENTIAL EFFECT OF SUCH LAWS.

10.  NONASSIGNMENT.

          The interest of any Participant or beneficiary under this Plan shall not be assignable, either by voluntary or involuntary assignment or by operation of law. All voluntary deferred compensation and any related accrued interest thereon under this Plan shall be non-forfeitable and shall not be subject to any claim or setoff for any obligation which may be due and owing by the Participant to EVEREN.

11.  INDEMNIFICATION.

          EVEREN or officers or employees of EVEREN (including former officers and employees), members (or former members) of the Committee or directors (or former directors) of EVEREN shall have no liability whatsoever for any decision or action if done in good faith, nor for any error or miscalculation unless such error or miscalculation is the result of fraud. EVEREN shall indemnify each director, member of the Committee and employee acting in good faith pursuant to this Plan against any loss or expense arising therefrom (including former employees and directors).

12.  MODIFICATION OR SUSPENSION OF PLAN.

          While it is contemplated that this Plan will be continued, the Committee shall have the right from time to time to modify, amend, supplement, suspend or terminate this Plan; provided, however, that subject to all of the terms and conditions of the Plan, no modification, amendment, supplementation, suspension or termination of the Plan shall alter or diminish any amount credited to the bookkeeping account of any Participant prior to such action.

13.  EXPENSES OF ADMINISTRATION.
          Expenses of administration of this Plan shall be borne by EVEREN.

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14.  INTERPRETATION OF THE PLAN.

         a. The decision of the Committee on any question concerning the interpretation or administration of the Plan shall be final and conclusive on all parties, and nothing in the Plan shall be deemed to give any Participant or his/her beneficiaries, legal representatives or assigns any rights therein except to such extent, if any, as the Committee may have determined, and then only subject to all the terms and conditions in the Plan.

         b. Nothing in the Plan shall be deemed to give any Participant a right to be retained as a director or as an employee of EVEREN, nor shall the Plan affect or impair the rights or obligations of EVEREN or any Participant under any other pension, profit sharing or other compensation plan of EVEREN.

         c. Except to the extent superseded by federal law, the law of Illinois shall be controlling in all matters relating to the Plan.

15.  EFFECTIVE DATE.

         This Plan shall be effective for the year ending December 31, 1996 and shall continue in force during subsequent years unless amended or terminated by the Board of Directors of EVEREN.

16.  UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANTS

         a. The payments to a Participant or his/her designated beneficiary or any other beneficiary hereunder shall be made from the general assets of EVEREN which shall continue, for all purposes, to be part of the general, unrestricted assets of EVEREN; no person shall have any interest in any such assets by virtue of the provisions of the Plan. EVEREN's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.

         b. To the extent that any person acquires a right to receive payments from EVEREN under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of EVEREN; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of EVEREN.

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17.  ARBITRATION OF DISPUTES.

         Any dispute between the Committee or EVEREN and any Participant or beneficiary (or any other person) relating to this Plan that is not resolved by agreement of the parties shall be submitted to arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or under the Code of Arbitration Procedures of the National Association of Securities Dealers, Inc., as the Participant or the beneficiary (or other person) may elect. Arbitration must be commenced by service upon the other party or a written demand for arbitration or a written notice of intent to arbitrate, therein electing the arbitration tribunal. In the event the Participant or beneficiary (or other person) does not make such an election within 5 days of such demand or notice, then the Participant or beneficiary (or other person) authorizes the Committee to do so on behalf of the Participant or beneficiary (or other person).


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May 8, 1996

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